Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,

I, Martin L. Heimbigner, Chief Financial Officer, Secretary and Treasurer, certify that:

1. To my knowledge, this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. To my knowledge, the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of BSQUARE Corporation.

Dated: August 13, 2015	/s/ Martin L. Heimbigner
Martin L. Heimbigner
Chief Financial Officer, Secretary and Treasurer